Exhibit 4.2.3

                          REGISTRATION RIGHTS AGREEMENT

      AGREEMENT dated as of November 9, 2004, among the Persons listed on Schedule A annexed hereto (each a "Holders" and collectively, the "Holders"), and LMIC, INC., a Delaware corporation (the "Company").

      WHEREAS, pursuant to a subscription agreement, dated as of November __, 2004 (the "Subscription Agreement"), the Holders have purchased, for $_______, an aggregate of ________ (the "Holders' Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company; and

      WHEREAS, the Holders have purchased warrants (together, the "Warrants") from the Company, and the Holders have the right to purchase in the aggregate up to _________ shares of the Common Stock through the exercise of the Warrants (subject to adjustment as provided in the Warrants); and

      WHEREAS, the Holders are also acquiring from the Linsang Group (as that term is defined) an aggregate of ________ additional shares of Common Stock of the Company (the "LMIC Principal Stockholders Shares").

      WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the "Registrable Securities" hereinafter defined.

      NOW, THEREFORE, the parties hereto mutually agree as follows:

      1. REGISTRABLE SECURITIES. As used herein the terms "Registrable Security" means each of (i) the _______ Holders' Shares, (ii) all shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and (iv) all of the ______ LMIC Principal Stockholders Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination that (a) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), and disposed of pursuant thereto, or (b) registration under the Securities Act is no longer required for the immediate public distribution of such security. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

      2. REGISTRATION.

            (a) The Company shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") within forty-five (45) days of the date of this Agreement in order to register the resale of the Registrable Securities under the Securities Act. In addition, the Company shall promptly respond to all comments from the staff of the Commission and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission within seventy-five (75) days after the initial filing thereof. Once effective, the Company shall maintain the effectiveness of the Registration Statement until the earlier of
(i) the date that all of the Registrable Securities have been sold, or (ii) the date that the Company receives an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.


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            (b) If at any time the number of shares of Common Stock covered by the Registration Statement is less than the sum of (i) the number of any and all Registrable Securities held by the Holders, and (ii) the number of Warrant Shares that could be acquired by the Holders through the exercise of the Warrants, the Company shall register additional shares of Common Stock under the Securities Act.

            (c) Depending on whether the Registration Statement has previously become effective with the Commission, the Company shall register additional shares under Section 2(c) either by amending the Registration Statement to increase the number of shares that it covers or by filing a new registration statement. Any such new registration statement shall thereafter be deemed part of the Registration Statement for the purposes of this Agreement.

      3. COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION.

      The Company covenants and agrees as follows:

            (a) The Company shall use its best efforts to cause the Registration Statement to become effective with the Commission as promptly as possible and in no event more than 120 days after the date of this Agreement (provided, however, that the Company shall not be liable to the Holders or in default of this covenant in event that the Commission's review process delays such effectiveness). If any stop order shall be issued by the Commission in connection therewith, the Company shall use its best reasonable efforts to obtain promptly the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of any Holders, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and any other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holders to permit the Holders to make a public distribution of the Holders's Registrable Securities. The obligations of the Company hereunder with respect to the Holders's Registrable Securities are subject to the Holders's furnishing to the Company such appropriate information concerning the Holders, the Holders's Registrable Securities and the terms of the Holders's offering of such Registrable Securities as the Company may reasonably request in writing.

            (b) The Company shall pay all costs, fees and expenses in connection with the Registration Statement filed pursuant to Section 2 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that Holders shall be solely responsible for the fees of any counsel retained by the Holders in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holders pursuant thereto.


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            (c) The Company will take all necessary action which may be required to qualify or register the Registrable Securities included in the Registration Statement for the offer and sale under the securities or blue sky laws of such states as are reasonably requested by Holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

      4. ADDITIONAL TERMS.

            (a) The Company shall indemnify and hold harmless the Holders and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any Holders, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holders or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any Holders or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of Holders and underwriter; provided, however, that the indemnification in this Section 4(a) with respect to any prospectus shall not inure to the benefit of any Holders or underwriter (or to the benefit of any person controlling any Holders or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holders or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to such Holders or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holders or underwriter to the Holders prior to such sale and provided further, that the Company shall not be obligated to so indemnify any Holders or any such underwriter or other person referred to above unless the Holders or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holders or underwriter expressly for use therein.

            (b) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.


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            (c) Neither the filing of a Registration Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holders shall impose upon any Holders any obligation to sell the Holders's Registrable Securities.

            (d) Holders, upon receipt of notice from the Company that an event has occurred which requires a Post-Effective Amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holders receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

            (e) If the Company fails to keep the Registration Statement referred to above continuously effective during the requisite period, then the Company shall, promptly upon the request of any Holders, use its best efforts to update the Registration Statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

            (f) Holders agree to provide the Company with any information or undertakings reasonably requested by the Company in order for the Company to include any appropriate information concerning the Holders in the Registration Statement or in order to promote compliance by the Company or the Holders with the Securities Act.

            (g) The Company agrees that it shall cause each of its directors, officers and shareHolders owning ten percent (10%) or more of the Company's outstanding Common Stock to refrain from selling any shares of the Company's Common Stock until the Registration Statement has been declared effective.

            (h) Holders agree with the Company that such Holders will not short sell the Company's shares of Common Stock, either before or after the effective date of the Registration Statement, and the Holders agree that they will not collectively sell on any given day a number of shares of Common Stock in excess of fifteen percent (15%) of the Average Dollar Daily Trading Volume for the prior fifty (50) trading days as reported by BigCharts.com or an other nationally recognized reporting service. This covenant shall terminate concurrently with the termination of the Company's obligation to maintain the effectiveness of the Registration Statement pursuant to Section 2(a).

      5. GOVERNING LAW. The Registrable Securities will be, if and when issued, delivered in Delaware. This Agreement shall be deemed to have been made and delivered in the State of Delaware and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of Delaware, without giving effect to the choice of law rules thereof.

      6. AMENDMENT. This Agreement may only be amended by a written instrument executed by the Company and the Holders.


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      7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

      9. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered in the manner and to the addresses set forth in the Subscription Agreement

      10. BINDING EFFECT; BENEFITS. Any Holders may assign its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

      11. HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      12. SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      13. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of New York, New York and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in
Section 9 shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the right of a party to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      14. ATTORNEYS' FEES AND DISBURSEMENTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.


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      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                   LMIC, INC.


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Its:
                                        ----------------------------------------

                                    HOLDERS:



                                   Name:
                                        ----------------------------------------


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